$500,000.00                                                    December 26, 2000

                                 PROMISSORY NOTE


FOR VALUE RECEIVED, the undersigned, PAUL EDELHERTZ (the "Maker"), hereby promises to pay to the order of ZAMBA CORPORATION, a Delaware corporation, or registered assigns (the "Holder"), the principal sum of Five Hundred THOUSAND DOLLARS (the "Note Amount") in ONE (1) payment of principal and interest in the amount of $ 634,819.12 (the "Payment Amount") on December 26, 2004. If the Maker prepays, he will only pay interest up until the date of payment. Interest shall be calculated at the rate equal to IRS Guidelines compounded annually, which for purposes of this Note, shall be 6.15%.


The payment made hereunder shall be made in lawful currency of the United States of America in cash or by check payable to the Holder, Attn: Controller, 3033 Excelsior Blvd., Suite 200, Minneapolis, Minnesota 55419, or at such other place as the registered holder may designate in writing. The Maker reserves the right to prepay all or any portion of this Note at any time and from time to time without premium or penalty of any kind, provided that interest shall continue to accrue on the original Note Amount unless accrued interest is added to the amount prepaid. If the Maker prepays, the prepayment will change the Payment Amount by the interest not earned at that time.


No delay or failure by the registered Holder in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof, nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive. The delay or failure to exercise any right hereunder shall not waive such right.


Additionally, Edelhertz agrees that his obligations under the Loans shall be secured by 250,000 vested options of Zamba Corporation (the "Options") that he currently holds, which he therefore agrees to pledge to Zamba until such time as the Loans are paid in full. In the event of any issuance of shares of Zamba's voting securities hereafter in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such voting securities shall become subject to this Amendment.


Edelhertz agrees that, upon default in payment of the Loan, Zamba may, at its discretion, bring a strict foreclosure action against the Options to recover an amount of property equivalent in value to the amount of Edelhertz's debt to Zamba, including principal and all interest accrued through the date such action is brought, and all costs and expenses incurred by Zamba, including any costs incurred by Zamba to recover the proceeds of such action.


By executing this Note the Maker represents to the registered Holder that he is duly authorized and empowered to execute and deliver this Note and that this Note constitutes the legal and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.


THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered at the place specified above and as of the date first written above.



                                                   By   \s\ Paul Edelhertz
                                                        ------------------
                                                        Paul Edelhertz